UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

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GENER8XION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-15382	13-3341562
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2021 Lincoln Street Burbank, CA 91504

(Address of Principal Executive Office) (Zip Code)

(818) 843-4560

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

1. On March 28, 2008, Gener8Xion Entertainment, Inc. (the "Company") and its Board of Directors appointed  Carlos D. De Mattos to act as a interim Chief Financial Officer to replace Marilyn Beaubien who has resigned as Chief Financial Officer as of April 1, 2008.  Mr. De Mattos is also the President and a Board Member of the Company. Concurrent with the appointment of the new interim Chief Financial Officer, the Company and its Board Member has also appointed Richard P. Towne Esq. as the new Corporate Secretary replacing Ms. Beaubien. Mr. Towne has been the in house lawyer for the Company for the past three years.

2.  On March 28, 2008, all executive officers agreed to and accepted Management’s recommendation, which was approved by the Board of Directors to reduce all executive officers salaries by fifty (50%) commencing April 1, 2008.  The agreed to reductions in the salaries of the executive officers were part of a program of cost reductions instituted by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8XION ENTERTAINMENT, INC.
(Registrant)

Dated: April 1, 2008	By:	/s/ Matthew Crouch
Matthew Crouch Chief Executive Officer